UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

VERINT SYSTEMS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐
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On May 29, 2019, Verint Systems Inc. made available through its Investor Relations website (http://www.verint.com) a webcast of its first quarter fiscal 2020 earnings conference call. The following is an excerpt from the transcript of the webcast:
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Dan Bodner, CEO: I would also like to say that given the success of our growth strategy, our strong performance, and the value we are creating for our shareholders, we believe the proxy contest is entirely unwarranted. As our strategy has unfolded, we have provided new disclosure to help investors better understand the changes in our business, and as our track record clearly shows, we have an ongoing practice of board refreshment. I would like to thank our shareholders for the support we are receiving from them and we encourage our shareholders to vote for all Verint nominees on the white proxy card. That is all we’ll have to say on the proxy fight on today’s call, including during the Q&A portion of the call, as we want to focus on our very strong performance.
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Important Additional Information and Where to Find It

Verint has filed a definitive proxy statement on Schedule 14A and form of associated WHITE Proxy Card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2019 Annual Meeting (the “Definitive Proxy Statement”). Verint, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2019 Annual Meeting. Information regarding the names of Verint’s directors and executive officers and their respective interests in Verint by security holdings or otherwise is set forth in the Definitive Proxy Statement. Details concerning the nominees of Verint’s Board of Directors for election at the 2019 Annual Meeting are included in the Definitive Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING VERINT’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain a free copy of the Definitive Proxy Statement and of these other documents through the website maintained by the SEC at http://www.sec.gov and through the website maintained by Verint at http://www.verint.com/investor-relations as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.